UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2009

WESTWAY GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52642	20-4755936
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

365 Canal Street, Suite 2900 New Orleans, LA		70130
(Address of Principal Executive Offices)		(Zip Code)

(504) 636-4245

(Registrant’s telephone number, including area code)

Shermen WSC Acquisition Corp.

c/o The Shermen Group, 230 Park Avenue, Suite 1000, New York, NY 10169

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 28, 2009, Westway Group, Inc. (formerly Shermen WSC Acquisition Corp.) issued a press release announcing the completion of its acquisition of the Westway bulk liquid storage and liquid animal supplement businesses of ED&F Man Holdings Limited.

The press release described above is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings.

Item 9.01. Financial Statements and Exhibits

          (d)      Exhibits

Exhibit
Number	Exhibit Title
99.1	Press release dated May 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2009	WESTWAY GROUP, INC. (formerly Shermen WSC Acquisition Corp.)

	By:	/s/ Francis P. Jenkins, Jr.
Name: Francis P. Jenkins, Jr.
Title: Chairman

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press release dated May 28, 2009.